ReliaBrand® Boosts The Useful Life Of Their New Adiri® NxGen® Nurser To Transition Into Baby’s First Sippy And First Sport Bottle

KELOWNA,BRITSH COLUMBIA -- (Marketwire) -- 01/15/13 -- ReliaBrand Inc. (OTCBB:RLIA) announced today the introduction of unique accessories it has developed that transform their new Adiri® NxGen® Nurser into both a Sippy Cup and into a specially designed toddler’s Sport bottle.  “These innovations help transform the Adiri® NxGen® from a single-use infant Nurser to a series of useful transitional products caregivers can utilize throughout the first years of their child’s development,”  ReliaBrand CEO Antal Markus stated.

Thethree major transactional stages most infants typically undergo are transitioning from the breast to a baby bottle or nurser followed by a transition from the baby bottle to a spill resistant Sippy cup and finally from the Sippy to a drinking cup or Sport Bottle. Each transition is based on the infant’s changing needs and development.  Manufacturers have typically created specialized products to help caregivers provide purpose designed products to match the transitional needs of their infants and toddlers.  However, each transitional stage can offer a new challenge for caregivers if their child resists the introduction of the “new” in favor of the “previous” feeding or hydration method.   Each stage also typically involves the purchase of an entirely new product.

TheAdiri® NxGen® Nurser offers caregivers a range of interchangeable nurser nipples in varying flow rates designed for all the increasing flow rate needs of their developing infants.  Today ReliaBrand® introduced a new transitional Sippy cup and a new transitional Sport cup, both of which fit the existing Adiri® NxGen® bottle. This offers caregivers the opportunity to meet the transitional needs of their developing infants and toddlers without having to introduce new bottles they may reject in favor of their familiar bottle while saving on new bottle purchases.

“Wewent far beyond simply developing Sippy and Sport Cups to fit the Adiri® NxGen® Nurser,” Markus declared. “We specifically designed features to help encourage infants and toddlers to make the next transition,” explained Markus.  “Starting with the premise of the infant already being familiar with the existing nursing bottle, we created transitional cups we believed would best encourage an easy transition for the child’s next development stage,” Mr. Markus continued.  “For example, our Sport Bottle Cup utilizes a patented valve to ensure it is spill resistant but also features a built-in multi-light that causes the contents of the bottle to illuminate in entertaining ways for toddlers or can act as a night-light in the evening,” Markus exclaimed.

“SoMom gets the spill resistance she desires while the child is encouraged to abandon the old means for the ‘bells and whistles’ found only in using the new cup,” Markus clarified. “Our Sippy cup also offers the spill-resistance and other features Mom’s seek, but the encouragements to transition from the Nurser to a Sippy are more subtle and in the form of ergonomic shapes and pastel colors designed to appeal to this early toddler,” Markus continued.  “We even created a new bottle brush with replaceable cleaning sponges and custom shapes to increase the ease of cleaning everything from the Nurser Nipples to the bottle and accessory caps. Together with the Adiri® NxGen® innovations, yesterday’s introduction of the NxGen® Medi-Nurser™ and today’s transitional Cup and Brush releases, I believe we have met our goal of transforming

Adiri® from a single SKU Nurser to an innovative and relevant infant feeding Brand focused on the most common first years needs of infants and caregivers alike,” Markus concluded.

About ReliaBrand and Adiri® (www.reliabrand.com)

Located in Kelowna, B.C. Canada, ReliaBrand® is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here: http://reliabrand.com/awards-in-detail or for more information please call 1-855-ADIRI4U (1-888-234-7448). All media inquiries should be directed to P3R Publicity attention Omar Cunningham.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Contacts:
P3R Publicity
Omar Cunningham
310.552.5318
omar@myp3r.com